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                                                                    Exhibit 10.4

                                 AMENDMENT NO.2
                                       TO
                             ADFLEX SOLUTIONS, INC.
                           1994 STOCK INCENTIVE PLAN

1.   EFFECTIVE DATE.

     The Board of Directors of the ADFlex Solutions, Inc. (the "Corporation") adopted this Amendment No. 2 (the "Amendment") to the 1994 Stock Incentive Plan, as amended by that certain Amendment No. 1, dated as of February 28, 1995 (the "1994 Plan"), pursuant to unanimous consent resolutions as of August__, 1996.

2.   TRANSFERABILITY.

     Section 10(a) of the 1994 Plan hereby is deleted.

3.   ADMINISTRATION OF THE PLAN.

     Section 15(a) of the 1994 Plan hereby is amended in its entirety to read as follow:

          (a) This Plan shall be administered by the Board or by the Compensation Committee of the Board, which shall be composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3. For purposes of grants and awards pursuant to, and administration of, this Plan, the terms "Committee" and "Board" are used interchangeably.

     Section 15(d) of the 1994 Plan hereby is deleted.

4.   AMENDMENTS AND OTHER MATTERS.

     Section 17(d)(ii) and Section 17(e) of the 1994 Plan hereby are deleted.

5.   NON-EMPLOYEE DIRECTORS AUTOMATIC STOCK OPTION GRANTS.

     Section 21(b) and Section 21(i) of the 1994 Plan hereby are deleted.

6.   EFFECT OF AMENDMENT.

     Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the 1994 Plan shall remain in full force and effect.

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